Exhibit 5.1

November 1, 2016	Barristers & Solicitors / Patent & Trade-mark Agents

Norton Rose Fulbright Canada LLP 400 3rd Avenue SW, Suite 3700 Calgary, Alberta T2P 4H2 CANADA F: +1 403.264.5973
Canadian Pacific Railway Limited 7550 Ogden Dale Road S.E. Calgary, Alberta Canada T2C 4X9	nortonrosefulbright.com

Dear Sirs/Mesdames:

Canadian Pacific Railway Limited – Registration Statement on Form S-3 dated November 1, 2016

We act in Canada for Canadian Pacific Railway Limited (the Company), a corporation incorporated under the laws of Canada. This opinion is being delivered to you in connection with the Registration Statement on Form S-3 (the Registration Statement) dated November 1, 2016 to be filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the Securities Act), of the Company’s common shares (Shares), first preferred shares (First Preferred Shares), second preferred shares (Second Preferred Shares), subscription receipts (Subscription Receipts), warrants to purchase Shares (Warrants) and units (Units) (collectively, the Securities).

The Registration Statement includes a prospectus (the Prospectus), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a Prospectus Supplement). Subscription Receipts may be offered separately or together with Shares or Warrants, as the case may be, and will be issued under a subscription receipt agreement (a Subscription Receipt Agreement). The Warrants may be issued under a separate warrant indenture (a Warrant Indenture) or warrant agency agreement (a Warrant Agreement) to be entered into between the Company and one or more banks or trust companies acting as warrant agent. The Units will be comprised of one or more of the other Securities and may be issued under a unit agreement (a Unit Agreement). Subscription Receipt Agreements, Warrant Indentures, Warrant Agreements and Unit Agreements are referred to herein collectively as Governing Documents.

As such counsel, we have reviewed (i) the Registration Statement, and (ii) the Prospectus.

This opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein in effect on the date of this opinion.

Our opinions expressed herein are based on the following assumptions:

(a)	at the time of any offering or sale of any Shares, or any First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants, Units (or their constituents) exercisable, exchangeable or convertible into Shares, in whole or in part, (together, Convertible Securities) and as of the date of the issuance of any Shares issuable upon exercise of any Convertible Securities, there will be sufficient Shares authorized and unissued under the Company’s then operative constating documents and not otherwise reserved for issuance;

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November 1, 2016

(b)	any Shares issuable upon exercise of offered Convertible Securities will have been duly authorized for issuance upon such exercise;

(c)	at the time of the issuance of any Securities, the Company will validly exist under the laws of its jurisdiction of incorporation and will have the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Governing Document;

(d)	any applicable Governing Document will have been duly authorized, executed and delivered by the parties thereto and will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with its terms;

(e)	any Governing Document will be governed by Alberta law;

(f)	the terms of the offered Securities and of their issuance and sale will have been duly established in conformity with the Company’s constating documents, so as not to violate any applicable law or Governing Document, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the parties to a Governing Document;

(g)	the board of directors of the Company (the Board) will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance and terms of the offered Securities, the consideration to be received therefor, the applicable Governing Documents, if any, and the execution thereof, and related matters (the Authorization);

(h)	the Company will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Company against payment therefor; and

(i)	the offered Securities will have been duly authorized, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Company’s constating documents, applicable law, applicable Governing Documents, if any, and the Authorization.

Based on and subject to the foregoing, we are of the opinion that:

1	With respect to the Shares, when issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the Shares will be validly issued, fully paid and non-assessable.

2	With respect to the First Preferred Shares, when issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the First Preferred Shares will be validly issued, fully paid and non-assessable.

November 1, 2016

3	With respect to the Second Preferred Shares, when issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided therein to the Company, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, each of the Second Preferred Shares will be validly issued, fully paid and non-assessable.

4	With respect to the Subscription Receipts, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a subscription receipts agent, and (b) the Subscription Receipts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Subscription Receipts will be valid and binding obligations of the Company.

5	With respect to the Warrants, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, and (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm name on the cover page of, and under the captions Legal Matters and Enforceability of Civil Liabilities in, the Registration Statement, and to the reference to this opinion under the captions Legal Matters and Enforceability of Civil Liabilities in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required by the Securities Act.

Yours truly,

/s/ Norton Rose Fulbright Canada LLP

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